PILGRIM'S PRIDE CORPORATION
NET SALES BY PRIMARY MARKET LINE
FOR QUARTERS ENDED:

The following table sets forth, for the periods including and since fiscal 2000, net sales attributable to each of our primary product lines and
markets served with those products.   We based the table on our internal
sales reports and their classification of product types and customers. The information in these tables should be read in conjunction with the information in our SEC filings, including the discussion of our primary product lines and markets served with those products including our most recent Annual Report on Form 10-K.

                                         FISCAL QUARTERS ENDED

                       	June 29	   MAR 30     DEC 29   SEPT 29   JUNE 30
                         2002	 2002(a)(b)    2001      2001      2001(c)
                                           (IN THOUSANDS)
CHICKEN SALES:
UNITED STATES
   Prepared Foods:
      Foodservice     	$177,651  $164,965  $160,033   $170,363   $160,068
      Retail             $46,915   $38,409   $34,887    $35,022    $33,591
         Total Prepared
            Foods       $224,566  $203,374  $194,920   $205,385   $193,659

   Fresh Chicken:
      Foodservice       $112,282  $106,043  $113,373   $121,748   $165,491
      Retail             $66,261   $61,717   $58,789    $65,925    $43,974
         Total Fresh
            Chicken     $178,543  $167,760  $172,162   $187,673   $209,464

   Export and Other      $22,523   $24,992   $35,143    $34,131    $19,861
         Total U.S.
            Chicken     $425,632  $396,126  $402,225   $427,189   $422,984

   Mexico:               $84,805   $80,376   $90,916    $79,602    $89,752
         TOTAL CHICKEN
            SALES       $510,437  $476,502  $493,141   $506,791   $512,737

TURKEY SALES:
   Prepared Foods:
      Foodservice        $32,929   $25,518   $43,006    $30,915    $38,535
      Retail             $12,901   $13,434   $13,858    $18,235    $15,970
         Total Prepared
            Foods        $45,830   $38,952   $56,865    $49,150    $54,504

   Fresh Turkey:
       Foodservice        $4,889   $13,311   $12,104     $6,911     $6,141
       Retail            $22,732   $16,166   $43,080    $27,898    $22,947
          Total Fresh
            Turkey       $27,621   $29,477   $55,183    $34,809    $29,088
   Export and Other       $2,628    $2,385    $5,003     $4,656     $3,788
          TOTAL TURKEY
            SALES        $76,079   $70,814  $117,051    $88,615    $87,380

   Sale of Other U.S.
       Products          $50,600   $53,438   $45,838    $45,843    $45,719

TOTAL NET SALES         $637,116  $600,754  $656,030   $641,249   $645,836

(a) In second quarter 2002, the Company identified $4.9 and $7.5 million in sales of products that had been included in Prepared Foods Chicken sales but were more properly classified in Sales of other U.S. Products and Export and Other Sales, respectively.
(b) Certain sales of Turkey products were incorrectly classified as Export and were changed to their correct Prepared Foods and Fresh turkey classifications.
(c) In third quarter 2001, the Company identified $8.6 million in sales of products that had been included in Chicken sales but were more properly classified in Net Turkey Sales.

                                      FISCAL QUARTERS ENDED

                     	June 29	  MAR 30     DEC 29   SEPT 29   JUNE 30
                      	 2002	   2002(a)(b) 2001     2001      2001
                                             (IN THOUSANDS)
CHICKEN SALES:
U.S. CHICKEN SALES:
   Prepared Foods:
      Foodservice        41.7%     41.6%     39.8%    39.9%     37.8%
      Retail             11.0%      9.7%      8.7%     8.2%      7.9%
         Total Prepared
            Foods        52.8%     51.3%     48.5%    48.1%     45.8%

   Fresh Chicken:
      Foodservice        26.4%     26.8%     28.2%    28.5%     39.1%
      Retail             15.6%     15.6%     14.6%    15.4%     10.4%
         Total Fresh
            Chicken      41.9%     42.4%     42.8%    43.9%     49.5%

   Export and  Other      5.3%      6.3%      8.7%     8.0%      4.7%

         TOTAL U.S.
            CHICKEN     100.0%    100.0%    100.0%   100.0%    100.0%

TURKEY SALES:
U.S. Turkey Sales:
   Prepared Foods:
     Foodservice         43.3%     36.0%     36.7%    34.9%     44.1%
     Retail              17.0%     19.0%     11.8%    20.6%     18.3%
         Total Prepared
            Foods        60.2%     55.0%     48.6%    55.5%     62.4%
   Fresh Turkey:
     Foodservice          6.4%     18.8%     10.3%     7.8%      7.0%
     Retail              29.9%     22.8%     36.8%    31.5%     26.3%
         Total Fresh
            Turkey       36.3%     41.6%     47.1%    39.3%     33.3%

   Export and Other       3.5%      3.4%      4.3%     5.3%      4.3%
         TOTAL U.S.
             TURKEY     100.0%    100.0%    100.0%   100.0%    100.0%

(a) In second quarter 2002, the Company identified $4.9 and $7.5 million in sales of products that had been included in Prepared Foods Chicken sales but were more properly classified in Sales of other U.S. Products and Export and Other Sales, respectively.
(b) Certain sales of Turkey products were incorrectly classified as Export and were changed to their correct Prepared Foods and Fresh turkey classifications.
(c) In third quarter 2001, the Company identified $8.6 million in sales of products that had been included in Chicken sales but were more properly classified in Net Turkey Sales.